CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 20, 1998 included in Washington Real Estate Investment Trust's Form 10-K for the year ended December 31, 1997, into Washington Real Estate Investment Trust's previously filed Registration Statements on Form S-8, File No. 33-63671, Form S-3, File No. 333-23157 and Form S-8, File No. 333-48081.

                                     /s/ Arthur Andersen LLP
                                     _________________________

Washington, D.C.
March 31, 1998